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                              AMENDED AND RESTATED

                  MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                                       FOR
                               ECLIPSE FUNDS INC.

                               GROWTH EQUITY FUND
                               INDEXED EQUITY FUND
                                MID CAP CORE FUND
                             TAX-MANAGED EQUITY FUND
                                VALUE EQUITY FUND
                                    BOND FUND
                               CORE BOND PLUS FUND
                                INDEXED BOND FUND
                                MONEY MARKET FUND
                              SHORT TERM BOND FUND
                               TAX FREE BOND FUND
                               ASSET MANAGER FUND
                         INTERNATIONAL BROAD MARKET FUND
                            INTERNATIONAL EQUITY FUND

      WHEREAS, Eclipse Funds Inc. (the "Company"), on behalf of the separate series of the Company, engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

      WHEREAS, the Company, on behalf of the GROWTH EQUITY FUND, INDEXED EQUITY FUND, MID CAP CORE FUND, TAX-MANAGED EQUITY FUND, VALUE EQUITY FUND, BOND FUND, CORE BOND PLUS FUND, INDEXED BOND FUND, MONEY MARKET FUND, SHORT TERM BOND FUND, TAX FREE BOND FUND, ASSET MANAGER FUND, INTERNATIONAL BROAD MARKET FUND, and INTERNATIONAL EQUITY FUND (individually a "Fund," and collectively, the "Funds"), has previously adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act on June 6, 1995, as amended on March 4, 1997, September 1, 1998, December 5, 2000, and April 18, 2002 (the "Plan"), pursuant to which shares of each such Fund are issued in two classes, designated as "No-Load Class" shares and "Service Class" shares, and pursuant to which, the shares of the Money Market Fund are also issued in a third class, designated as the "Sweep Class shares;"

      WHEREAS, the Company desires to further amend the Plan to provide for the issuance of "L Class" shares by the INDEXED EQUITY FUND, TAX-MANAGED EQUITY FUND, CORE BOND PLUS FUND, SHORT TERM BOND FUND, and ASSET MANAGER FUND (Funds offering L Class shares are referred to herein as the "L Class Funds"), on the terms and

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conditions set forth herein, thereby permitting the L Class Funds to issue L
Class shares in addition to No-Load Class shares and Service Class shares;

      WHEREAS, pursuant to Management Agreements dated November 21, 1997, December 5, 2000, and April 18, 2002, respectively, the Company employs New York Life Investment Management LLC ("New York Life") as manager for the Funds; and

      WHEREAS, pursuant to a Distribution Agreement dated January 1, 1994, as amended, the Company employs NYLIFE Distributors Inc. ("NYLIFE Distributors") as distributor of the securities of which it is the issuer.

      NOW, THEREFORE, the Company hereby amends and restates, on behalf of all of the Funds, the Plan, in accordance with Rule 18f-3 under the Act, subject to the following terms and conditions:

      1. FEATURES OF THE CLASSES. Each of the Funds issues its shares of common stock in two classes: "No-Load Class" shares and "Service Class" shares. In addition, the Money Market Fund issues a third class of shares of common stock designated as the "Sweep Class" shares, and the L Class Funds issue a third class of shares of common stock designated as the "L Class" shares. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class of shares shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 4 below; and (c) each class of shares shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution and/or service arrangement, and each class of shares shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, No-Load Class shares, Service Class shares, Sweep Class shares and L Class shares shall have the features described in Sections 2, 3, 5 and 6 below.

      2.    SALES CHARGE STRUCTURE

            (a) No-Load Class shares. No-Load Class shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

            (b) Service Class shares. Service Class shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

            (c) Sweep Class shares of the Money Market Fund. Sweep Class shares of the Money Market Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.


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            (d) L Class shares of the L Class Funds. L Class shares of the L
Class Funds shall be offered at the then-current net asset value plus a front-end sales charge and a contingent deferred sales charge. The front-end sales charge shall be in such amount as is disclosed in a L Class Fund's then-current prospectus or prospectus supplement and shall be subject to such waivers or reductions as are determined or approved by the Board of Directors (the "Directors"). A contingent deferred sales charge shall be imposed on redemptions of L Class shares effected within one year of purchase as disclosed in a L Class Fund's then-current prospectus or prospectus supplement, subject to such waivers or reductions as are determined or approved by the Directors.

      3. SERVICE AND DISTRIBUTION PLANS. Service Class shares of the Funds and Sweep Class shares of the Money Market Fund are offered pursuant to Shareholder Service Plans adopted by the Directors on behalf of each such class ("Service Plans"). The Money Market Fund, on behalf of the Sweep Class shares, and the L Class Funds, on behalf of the L Class shares, have each adopted a Plan of Distribution pursuant to Rule 12b-1 of the Act ("Rule 12b-1 Plan"). The Funds, on behalf of the No-Load Class shares, have adopted neither a Service Plan nor a Rule 12b-1 Plan.

            (a) Service Class shares. Shareholders of the Service Class shares of the Funds receive additional shareholder services that are not provided to shareholders of the No-Load Class. Under the Service Plan, each Fund is authorized to pay to New York Life Investment Management LLC ("NYLIM") a shareholder service fee at the rate of 0.25% on an annualized basis of the average daily net assets of the Service Class shares of the Funds for "service activities" (as defined below in paragraph (e) below. The cost of such services is borne by the shareholders of the Service Class.

            (b) Sweep Class shares of the Money Market Fund. Shareholders of the Sweep Class shares of the Money Market Fund receive additional shareholder services and certain distribution-related services that are not provided to shareholders of the No-Load Class or Service Class. Under the Service Plan, the Money Market Fund is authorized to pay to NYLIM a shareholder service fee at the rate of 0.25% on an annualized basis of the average daily net assets of the Sweep Class shares of the Money Market Fund for "service activities" (as defined below in paragraph (e) below. In addition, under the Rule 12b-1 Plan, the Money Market Fund is authorized to pay to NYLIFE Distributors, NYLIFE Securities, Inc. ("NYLIFE Securities"), or any other broker-dealer or financial institution a distribution fee at the rate of 0.25% on an annualized basis of the average daily net assets of the Sweep Class shares of the Money Market Fund for certain account sweep and/or other "distribution-related services" (as defined in paragraph (e) below). The cost of such services is borne by the shareholders of the Sweep Class shares of the Money Market Fund.

            (c) L Class shares. Shareholders of the L Class shares of the L Class Funds receive additional shareholder services that are not provided to shareholders of the No-Load Class shares and certain distribution-related services that are not provided to shareholders of the No-Load Class or Service Class. Under the Rule 12b-1 Plan, the L Class Funds are authorized to


                                      -3-
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pay to NYLIFE Distributors a distribution fee at the rate of 0.75% on an annualized basis of the average daily net assets of the L Class shares of a L Class a Fund for "distribution-related services" (as defined in paragraph (e) below). L Class Funds are also authorized to pay to NYLIFE Distributors a shareholder service fee at the rate of 0.25% on an annualized basis of the average daily net assets of the L Class shares of a L Class Fund for "service activities" (as defined in Paragraph (e) below). The cost of such services is borne by the shareholders of the L Class.

            (d) No-Load Class shares. The Funds, on behalf of the No-Load Class shares, have not adopted a Service Plan and do not pay a fee for "service activities." Further, the Funds, on behalf of the No-Load Class shares, have not adopted a Rule 12b-1 Plan and do not pay a fee for "distribution-related services."

            (e)   Distribution-Related Services and Service Activities.

            (i) For purposes of the Rule 12b-1 Plans, "distribution-related services" shall mean those services for which a distribution fee may be paid pursuant to Rule 12b-1 under the Act.

            (ii) For purposes of the Service Plans, "service activities" shall mean those activities for which a "service fee" as defined by the rules of the National Association of Securities Dealers Inc. may be paid.

      4.    ALLOCATION OF INCOME AND EXPENSES.

            (a) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses, as defined below, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of net assets of each class of shares of the Fund. These expenses include:

            (1) expenses incurred by the Company (for example, fees of Directors, auditors, and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Corporate Level Expenses"); and

            (2) expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

            (b) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to either a Rule 12b-1 Plan or a Service Plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a specific class;
(v) SEC registration fees incurred by a specific class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses


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relating solely to one class; and (viii) Directors' fees incurred as a result of issues relating solely to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(viii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such categories or expenses will be treated as Class Expenses, consistent with applicable legal principals under the Act and the Internal Revenue Code of 1986, as amended (the "Code").

      Therefore, expenses of a Fund shall be apportioned to each class of shares depending upon the nature of the expense item. Corporate Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net assets. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a specific class, it shall be charged to a Fund for allocation among classes, as determined by the Directors. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Directors in light of the requirements of the Act and the Code.

      5.    EXCHANGE PRIVILEGES.

            (a) All Classes. To the extent permitted by the Directors, shareholders may exchange shares of one class of a Fund for shares of an identical class of any other Fund, based upon each Fund's relative net asset value per share.

            (b) L Class shares. Shareholders may exchange L Class shares of a L Class Fund for L Class shares of another L Class Fund without the imposition of an initial sales charge or a contingent deferred sales charge. Any such exchanges will be based upon each L Class Fund's net asset value per share next computed. The sales charge will be assessed thereafter if the shareholder redeems the shares of the second L Class Fund within one year of purchase of the shares of the first L Class Fund. Whether or not the contingent deferred sales charge is assessed shall be determined based on the length of time the shareholder maintained his or her investment in L Class shares.

            (c) Exchanges with Eclipse Funds. Shareholders may also exchange shares of one class of a Fund for shares of the same class of any fund that is a series of Eclipse Funds (an "Eclipse Fund"), based upon the Fund's and the Eclipse Fund's relative net asset value per share.

      6. CONVERSION FEATURES. No conversion from one class of shares to another class of shares is currently offered.

      7. QUARTERLY AND ANNUAL REPORTS. The Directors shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution-related and servicing expenditures complying with paragraph
(b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a


                                      -5-
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particular class of shares will be used to justify any distribution or servicing fee or other expenses attributable to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Directors to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Directors in the exercise of their fiduciary duties. Under each Service Plan, the amount of the fees payable to NYLIM, its affiliates, or independent third party service providers for service activities is not related directly to expenses incurred by NYLIM, its affiliates, or independent third party service providers on behalf of a Fund in servicing holders of Service Class shares of a Fund or Sweep Class shares of the Money Market Fund. Similarly, under each Rule 12b-1 Plan, the amount of the fees payable to NYLIFE Distributors for providing distribution-related services to the L Class shares, or the fees payable to NYLIFE Distributors, NYLIFE Securities, or any other broker-dealer or financial institution for providing account sweep and/or distribution-related services to the Sweep Class of the Money Market Fund is not related directly to expenses incurred by NYLIFE Distributors on behalf of the L Class shares of the L Class Funds, or by NYLIFE Distributors, NYLIFE Securities, or any other broker-dealer or financial institution on behalf of the Sweep Class shares of the Money Market Fund.

      8. ACCOUNTING METHODOLOGY. The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds:

            (1) On a daily basis, a fund accountant shall calculate the fees to be charged to each class of shares as described in this Plan by calculating the average daily net asset value of such shares outstanding and applying the fee rate to the result of that calculation.

            (2) The fund accountant will allocate designated Class Expenses, if any, to the respective classes.

            (3) The fund accountant will allocate income and Corporate Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of a Fund for Fund Expenses, and in relation to the net asset value of the Company for Corporate Level Fees. These calculations shall be based on net asset values at the beginning of the day for non-money market funds, and based on the relative value of settled shares at the beginning of the day for any money market funds.

            (4) The fund accountant shall then complete a worksheet (attached as Exhibit A) using the allocated income and expense calculations from paragraph
(3) above, and the additional fees calculated from paragraphs (1) and (2) above. The fund accountant may make non-material changes to the form of the worksheet as it deems appropriate.

            (5) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.


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      9.    WAIVER OR REIMBURSEMENT OF EXPENSES.  Expenses may be voluntarily waived or reimbursed by any adviser to the Company, by the Company's underwriter or any other provider of services to the Company without the prior approval of the Directors.

      10. EFFECTIVENESS OF PLAN. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company (as defined in the Act) and who have no direct or indirect interest in the operation of the Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

      11. MATERIAL MODIFICATION. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Paragraph 10 hereof.

      IN WITNESS WHEREOF, the Company, on behalf of the Funds, has adopted this Multiple Class Plan as of the 6th day of June, 1995, and amended this Multiple Class Plan as of the 4th day of March, 1997, the 1st day of September, 1998, the 5th day of December, 2000, the 18th day of April, 2002, and the 4th day of December, 2002.


                                    ECLIPSE FUNDS INC.

                                    By:   ___________________________________
                                    Name:  Robert A. Anselmi
                                    Title: Secretary


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